Exhibit 99.1

PROMISSORY NOTE

September 1, 2006
Vancouver. B.C.

US$28,000.

     FOR VALUE RECEIVED, the undersigned promises to pay on DEMAND, to the order of Emerdale Enterprises Ltd. of Chamerstrasse 12c, P.O. Box 4436 CH-6304 Zug, Switzerland, the principal sum of US$28,000. DOLLARS in lawful currency of United States, together with interest thereon, calculated annually not in advance, at a rate that is three (3%) percent per annum, paid annually, as well after as before maturity and default, until paid.

     The undersigned, even when not in default hereunder, will not have the privilege of prepaying in whole or in part the said principal sum except with consent of the lender.

     Presentment, protest, notice of protest and notice of dishonour are hereby waived.

Global Energy Inc.

per: /s/ Christopher Kape

____________________________________
President